UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2023

MIRATI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 Cray Court, San Diego, California 92121
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 22, 2023, the Board of Directors (the “Board”) of Mirati Therapeutics, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Carol G. Gallagher, Pharm. D. to the Board. In addition, Dr. Gallagher was appointed to the Nominating and Corporate Governance Committee, to serve until the Company’s 2024 annual meeting of stockholders or when her successor is duly elected and qualified, or her earlier resignation, removal or death.

There were no arrangements or understandings between Dr. Gallagher and any other persons pursuant to which she was selected as a director, and there are no related persons or transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Dr. Gallagher and the Company required to be disclosed herein.

Pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy adopted and approved by the Compensation Committee of the Board on June 22, 2023 (the “Policy”), upon her appointment to the Board, Dr. Gallagher received an initial grant consisting of a nonstatutory stock option to purchase 12,784 shares of the Company’s common stock (“Initial Option Grant”) and a restricted stock unit award covering 7,555 shares of the Company’s common stock (“Initial RSU Grant”). The Initial Option Grant will vest in a series of 36 substantially equal monthly installments, and the Initial RSU Grant will vest in a series of 3 substantially equal annual installments. In accordance with the Policy, Dr. Gallagher will also be entitled to receive a $45,000 annual cash retainer for service as a director, and a $5,000 annual cash retainer for service as a member of the Nominating and Corporate Governance Committee and will be eligible to receive additional equity compensation in the future. Dr. Gallagher has entered into the Company’s standard form of indemnification agreement for directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2023	Mirati Therapeutics, Inc.

	By:	/s/ John B. Moriarty, Jr.
John B. Moriarty, Jr.
Chief Legal Officer & Corporate Secretary